UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 15, 2010

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

NEWS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

News Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on October 15, 2010. A brief description of the matters voted upon at the Annual Meeting and the results of the voting on such matters is set forth below.

Proposal 1: The following individuals were elected as directors:

Name	For	Withheld	Broker Non-Votes
José María Aznar	577,317,999	2,695,707	13,407,523
Natalie Bancroft	521,969,664	58,044,042	13,407,523
Peter L. Barnes	578,913,089	1,100,617	13,407,523
Chase Carey	566,420,563	13,593,143	13,407,523
Kenneth E. Cowley	559,380,960	20,632,746	13,407,523
David F. DeVoe	519,035,544	60,978,162	13,407,523
Viet Dinh	575,846,489	4,167,217	13,407,523
Sir Roderick I. Eddington	538,996,410	41,017,296	13,407,523
Andrew S.B. Knight	527,445,316	52,568,390	13,407,523
James R. Murdoch	517,177,427	62,836,279	13,407,523
K. Rupert Murdoch	567,283,768	12,729,938	13,407,523
Lachlan K. Murdoch	562,998,193	17,015,513	13,407,523
Thomas J. Perkins	568,491,966	11,521,740	13,407,523
Arthur M. Siskind	557,232,552	22,781,154	13,407,523
John L. Thornton	576,521,109	3,492,597	13,407,523

Proposal 2: A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011 was voted upon as follows:

For:	591,181,986
Against:	1,744,983
Abstain:	442,802
Broker Non-Votes:	—

Proposal 3: A proposal to re-approve the material terms under the News Corporation 2005 Long-Term Incentive Plan for payment of performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, was voted upon as follows:

For:	530,455,506
Against:	49,320,288
Abstain:	237,912
Broker Non-Votes:	13,407,523

Proposal 4: A stockholder proposal concerning the establishment of a human rights committee was voted upon as follows:

For:	11,735,703
Against:	530,616,627
Abstain:	37,661,376
Broker Non-Votes:	13,407,523

Proposal 5: A stockholder proposal concerning shareholder say on executive pay was voted upon as follows:

For:	215,620,268
Against:	363,908,110
Abstain:	485,328
Broker Non-Votes:	13,407,523

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Lawrence A. Jacobs

Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel

Dated: October 19, 2010